SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 20, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Dusseldorf, Germany, October 20, 2014 – Research Frontiers (Nasdaq: REFR) President and CEO Joseph M. Harary will present the benefits and recent developments relating to Research Frontiers patented SPD-SmartGlass at the glass industry’s largest trade show, Glasstec 2014, which is being held from October 21-24, 2014 in Dusseldorf, Germany.

Mr. Harary’s presentation, titled “The Use and Benefits of Suspended Particle Device (SPD) SmartGlass Dynamic Window Tinting” will discuss the market, benefits and different types of smart glass technologies, and will highlight the distinctive performance characteristics of SPD-SmartGlass and how its use contributes to energy efficiency and user well-being. It will feature real-world uses of SPD-SmartGlass in the automotive, architectural, aerospace, marine and museum markets. The presentation is scheduled for October 21 at 3:00 PM local time in Dusseldorf and is part of the Engineered Transparency conference section of Glasstec.

SPD-Smart technology is a film-based light-control technology that allows users to instantly change nanoparticles inside the film to adjust the tint of glass or plastic from clear to dark or anything in between. This can be done automatically, at the touch of a button, or using building control systems, tablets or smart phones. SPD-Smart technology also blocks over 99% of harmful UV radiation and allows users to control the heat, light and glare entering vehicles, buildings, aircraft and boats, and protect light-sensitive documents and artwork.

Tens of thousands of Mercedes-Benz cars are currently on the road using SPD-SmartGlass technology, it has been selected as standard equipment on various aircraft and yachts, and used in various high-profile architectural applications around the world. It is also being used in museums such as the Smithsonian to protect priceless documents, artifacts and artwork.

Since Mr. Harary’s last presentation at Glasstec 2012, SPD-SmartGlass technology has become the best-selling smart window technology in the world. Perhaps a reflection of this is the recognition by Glasstec as one of the major glass trends is “innovative and smart glass for architecture, interiors and vehicles.” Mr. Harary’s presentation will cover use of SPD-SmartGlass for all of these applications.

Glasstec, which is held every two years, is the international trade fair and conference for glass production and products. It is the world‘s largest trade fair for the glass industry and is expected to include 1,175 exhibitors from 54 countries and attract over 42,000 glass industry professionals. The Engineered Transparency conference of Glasstec this year focuses on development and innovations in structural glazing. More information about Glasstec is available from the event website at www.glasstec-online.com.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated October 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: October 21, 2014